Exhibit 99.1

ATTENTION SHAREHOLDERS OF MERCK & CO., INC.

UNITED STATES DISTRICT COURT

DISTRICT OF NEW JERSEY

PLYMOUTH COUNTY CONTRIBUTORY RETIREMENT SYSTEM,	Civil Action No. 2:08-cv-01022-DMC-JAD

Plaintiff,	Hon. Dennis M. Cavanaugh

v. FRED HASSAN, et al.,
Defendants.

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION,

FINAL SETTLEMENT HEARING, AND RELATED MATTERS

TO: ALL HOLDERS OF MERCK & CO., INC. COMMON STOCK

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS WILL BE AFFECTED BY LEGAL PROCEEDINGS IN THIS LITIGATION.

PURPOSE OF THIS NOTICE

1. This Notice is given pursuant to Rule 23.1 of the Federal Rules of Civil Procedure and by an Order of the United States District Court for the District of New Jersey following the execution of a Stipulation of Settlement signed by the parties on December 21, 2011 (the “Stipulation”). The purpose of this Notice is to advise you that a shareholder derivative lawsuit is now pending in this Court and that the parties thereto have reached a proposed settlement (the “Settlement”) that would resolve that action.

2. In a derivative action, one or more people and/or entities who are current shareholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights.

3. As described more fully below, current shareholders of Merck & Co., Inc. who were shareholders as of December 21, 2011, have the right to object to the proposed Settlement and to the application by Plaintiff’s Counsel for an award of attorneys’ fees and expenses. They have the right to appear and to be heard at the Settlement Hearing, which will be held on February 28, 2012, at 9:30 a.m., before the Honorable Dennis M. Cavanaugh, at the United States District Court for the District of New Jersey, in Courtroom 4, 2 Federal Square, Newark, New Jersey 07101.

4. At the Settlement Hearing, the Court will determine:

(a) whether the Settlement should be approved;

(b) whether the lawsuit should be dismissed with prejudice and the Defendants and other Released Parties should be released from the Settled Claims, as more fully described below; and

(c) whether Plaintiff’s Counsel’s request for an award of attorneys’ fees and reimbursement of litigation expense should be approved.

5. This Notice is not an expression of any opinion by the Court as to the merits of any claims or defenses asserted by any party in the lawsuit, or as to the fairness, reasonableness, or adequacy of the proposed Settlement.

WHAT THIS CASE IS ABOUT AND WHAT HAS HAPPENED SO FAR

6. This lawsuit concerns a clinical trial called ENHANCE that was conducted to examine the effect of a cholesterol-lowering drug, Vytorin, on the build-up of plaque in the carotid arteries as measured by changes in the intima-media thickness (“IMT”) of the arterial wall. The clinical trial was sponsored by the manufacturer of Vytorin, Merck/Schering Plough Pharmaceuticals, a joint venture formed by two companies – Merck & Co., Inc. (“Old Merck”) and Schering-Plough Corporation (“Old Schering”) – that later merged to form the current Merck & Co., Inc. (“New Merck”). The ENHANCE trial failed to meet its primary endpoint as it did not show a statistically significant difference in the progression of IMT between patients who took Vytorin and those who took the control drug, although Vytorin did reduce low-density lipoprotein (“LDL” or bad) cholesterol more than the control drug. The last patient visit for the collection of data in the clinical trial was in April 2006. Old Schering publicly disclosed the results of the trial in January 2008, and the results were also discussed at a meeting of the American College of Cardiology in March 2008.

7. Following the announcement of the ENHANCE trial’s results Old Schering shareholders Mary E. and James D. Cain filed a derivative action against Old Schering’s fourteen directors on February 25, 2008, claiming that they breached their fiduciary duty to Old Schering and its shareholders by causing the company to suppress the results of the ENHANCE trial beginning as early as April 2006.

8. Mrs. and Mr. Cain filed an amended complaint in May 2008, naming eight Old Schering executives as additional defendants.

9. In July 2008, the defendants moved to dismiss the complaint for plaintiffs’ failure to make a demand on the Schering-Plough Board of Directors to bring the action itself and failure to adequately allege that it would have been futile to make such a demand.

10. On November 5, 2009, plaintiff Local 38 International Brotherhood of Electrical Workers Pension Fund (“Local 38”) filed a shareholder derivative complaint in the United States District Court for the District of New Jersey on behalf of Old Merck asserting similar claims against certain directors and executives of Old Merck as Mrs. and Mr. Cain had asserted against the Old Schering defendants in the complaint they filed.

11. In November 2009, while the motion to dismiss the action filed by Mrs. and Mr. Cain was pending, Old Schering and Old Merck merged to form New Merck.

12. In December 2010, Plymouth County Contributory Retirement System (“Plymouth”) moved to intervene in Mrs. and Mr. Cain’s lawsuit and to replace them as the lead plaintiff. The Court granted the motion in January 2011.

13. On June 3, 2011, Plymouth filed another amended complaint, which was styled as a derivative complaint on behalf of New Merck. The defendants named in the Plymouth complaint are (i) thirteen former Old Schering directors – Hans W. Becherer, Thomas J. Colligan, Fred Hassan, C. Robert Kidder, Eugene R. McGrath, Carl E. Mundy, Jr., Antonio M. Perez, Patricia F. Russo, Jack L. Stahl, Dr. Craig B. Thompson, Kathryn C. Turner, Robert F.W. Van Oordt, and Arthur F. Weinbach, and (ii) seven former Old Schering executives – Robert J. Bertolini, C. Ron Cheeley, Carrie S. Cox, Thomas P. Koestler, Raul E. Kohan, Thomas J. Sabatino, Jr., Brent L. Saunders (together with the director defendants, the “Individual Defendants”); and (iii) New Merck, as nominal defendant.

14. On July 7, 2011, Local 38 voluntarily dismissed without prejudice the action that it had filed.

15. The claims asserted in the Plymouth complaint include breach of fiduciary duty, breach of federal securities laws, unjust enrichment and waste.

16. On October 13, 2011, Merck filed a motion to dismiss the Plymouth complaint for failure to make a demand and failure to adequately allege demand futility.

17. On December 21, 2011, after mediation before the Hon. (Ret.) Layn Phillips, the parties agreed to a Stipulation of Settlement to settle the lawsuit, subject to Court approval of the settlement.

18. During the course of the litigation, prior to the settlement, the parties engaged in extensive discovery. Defendants produced several million pages of documents to plaintiff, and plaintiff’s counsel participated in approximately 40 depositions.

THE TERMS OF THE SETTLEMENT

19. In the settlement, New Merck agreed to make the following corporate governance change: Once a year, Merck Research Laboratories will provide a report to the Research Committee of the New Merck Board of Directors

concerning any Covered Clinical Trial with Delayed Results (as defined below), including the reasons for the delay in the reporting of the results and any corrective action taken. New Merck agreed to retain this change to corporate governance for at least three (3) years, unless a majority of the independent directors, upon notification to shareholders, deem the change to no longer be in the best interest of the Company as a result of changed circumstances.

20. As defined in the Stipulation of Settlement, “Covered Clinical Trial with Delayed Results” means any New Merck-sponsored clinical trial of marketed products in the United States for which New Merck is required to register and post results under the Food and Drug Administration Amendments Act of 2007 (“FDAAA”), where the Basic Results of the trial have not been submitted for publication or to clinicaltrials.gov within twelve (12) months of the Completion Date. “Basic Results” means the summary results information required to be reported on clinicaltrials.gov (a service of the U.S. National Institutes of Health) pursuant to Section 801 of the Food and Drug Administration Amendments Act (Sept. 27, 2007). “Completion Date” means the date that the final subject of a clinical trial was examined or received an intervention for the purposes of final collection of data for the primary outcome, whether the clinical trial concluded according to the prespecified protocol or was terminated.

21. The Settlement also provides that the lawsuit will be dismissed with prejudice, and that all Settled Claims (as defined below) against the Released Parties (as defined below) will be released and forever discharged.

22. “Settled Claims” means any and all actions, causes of action, claims, damages, demands, duties, issues, judgments, liabilities, losses, matters, obligations, proceedings, and rights of every nature and description whatsoever, whether based on law or equity, on federal, state, local, statutory or common law or any other law, rule or regulation (whether foreign or domestic), including both known claims and Unknown Claims (as defined below), accrued claims and not accrued claims, foreseen claims and unforeseen claims, matured claims and not matured claims, suspected or unsuspected, fixed or contingent and whether or not concealed or hidden, that have been or could have been asserted against any of the Released Parties from the beginning of time to the Effective Date of the Settlement in the Action by or on behalf of (i) Plymouth or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, employees, representatives, agents, advisers, insurers, members, beneficiaries, or investors, (ii) New Merck or any of the Merck Entities, or (iii) any shareholder of New Merck or of any of the Merck Entities acting or on behalf of himself, herself, or itself, or purporting to act derivatively on behalf of New Merck or of any of the Merck Entities that arise out of, are based upon, or relate in any way to (a) the allegations, claims, causes of action, facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act that were or could have been asserted in the Action or that arise out of or relate in any way to the resolution of the Action including the Stipulation and Settlement, and/or (b) any claims of any kind concerning Vytorin, Zetia, and/or the ENHANCE trial, any incentive compensation paid to any of the Released Parties, and any trading in Old Schering or Old Merck stock by any of the Released Parties, provided, however, that, the foregoing notwithstanding, the “Settled Claims” do not include (1) any of the non-derivative causes of action currently being asserted in the actions entitled In re Merck & Co., Inc. VYTORIN ERISA Litigation, 08-cv-1974 (DMC) (JAD), In re Schering-Plough Corp. ERISA Litigation, 08-cv-1432 (DMC) (JAD), In re Schering-Plough Corp. ENHANCE Securities Litigation, 08-cv-397 (DMC) (JAD), and In re Merck & Co., Inc. VYTORIN/ZETIA Securities Litigation, 08-cv-2177 (DMC) (JAD), or any product liability or medical malpractice claims except to the extent such causes of action are asserted on behalf of Plymouth; or (2) any claims by New Merck, the Merck Entities, or any other insured against any or all of their insurers, including claims for insurance coverage in connection with this Action, In re Merck & Co., Inc. VYTORIN ERISA Litigation, 08-cv-1974 (DMC) (JAD), In re Schering-Plough Corp. ERISA Litigation, 08-cv-1432 (DMC) (JAD), In re Schering-Plough Corp. ENHANCE Securities Litigation, 08-cv-397 (DMC) (JAD),

In re Merck & Co., Inc. VYTORIN/ZETIA Securities Litigation, 08-cv-2177 (DMC) (JAD), Cain v. Hassan, et. al., 2:08-cv-1022 (DMC) (MF), Local No. 38 International Brotherhood of Electrical Workers Pension Fund v. Clark, et al., 2:09-cv-05669 (DMC) (MF), and/or Rose v. Hassan et al., C-264-10 (N.J. Sup. Ct.).

23. The “Released Parties” is defined to mean (i) each of the Individual Defendants and each of their respective current and former agents, attorneys, insurers, heirs, executors, and assigns, and (ii) New Merck and each of its predecessors, successors, subsidiaries, parents, and affiliates, including, without limitation, Schering-Plough Corporation, Old Merck, and Merck Sharp & Dohme (together, the “Merck Entities”), and the current and former directors, officers, employees, agents, advisers, attorneys, insurers, and representatives of each of them.

24. “Unknown Claims” means any claim that any Releasing Party (as defined below) does not know or suspect to exist at the time of the Releases set forth in the Settlement that, if known by him, her or it, might have affected his, her, or its decision to agree to or not to object to the Settlement.

25. The “Releasing Parties” in the settlement are (i) New Merck and the Merck Entities, (ii) Plymouth, individually, on behalf of other shareholders of any of the Merck Entities, and derivatively on behalf of any of the Merck

Entities, (iii) each of Plymouth’s administrators, beneficiaries, directors, employees, investors, managers, members, officers, and participants, and (iv) each and every shareholder or former shareholder of New Merck or of any of the Merck Entities, including, without limitation, Local 38, to the extent they purport to bring any claim or cause of action derivatively on behalf of New Merck or any of the Merck Entities.

26. The “Merck Entities” in the settlement means New Merck and each of its predecessors, successors, subsidiaries, parents, and affiliates, including, without limitation, Schering-Plough Corporation, Old Merck, and Merck Sharp & Dohme Corp.

27. As part of the settlement, the Releasing Parties waive any and all rights, to the extent permitted by law, under Section 1542 of the California Civil Code or any other similar state or federal law or principle of common law that may have the effect of limiting the release set forth in the settlement. Section 1542 of the California Civil Code provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

28. In the event that the Settlement does not become final or does not become effective for any reason other than the failure of any party to perform its obligations thereunder, and except to the extent specified in the Stipulation of Settlement, the Stipulation shall become null and void and of no further force and effect, and all negotiations, proceedings, and statements relating thereto shall be without prejudice to the parties or any Released Parties, all of whom shall be restored to their respective positions existing on the date of the Stipulation.

29. Neither the Settlement nor any act performed or document executed pursuant to or in furtherance of the Settlement or the negotiation thereof, including this Notice, is or may be deemed to be an admission or, or evidence of, any fault, liability, or omission of any of the Individual Defendants or the Released Parties in any proceeding of any kind or nature.

SETTLEMENT BAR ORDER

30. If the Court grants the Order and Final Judgment proposed in the Stipulation approving the proposed settlement and dismissing the lawsuit, that order will contain a “Bar Order.” In summary, the “Bar Order” will bar all future claims by anyone seeking to act on behalf of, or for the benefit of, New Merck or any of the Merck Entities against the Released Parties asserting any of the Settled Claims.

PLAINTIFF’S POSITION CONCERNING THE SETTLEMENT

31. While Plaintiff believes that its claims have merit and that the evidence supports them, it recognizes and acknowledges the expense and time required to prosecute the Action through trial and appeals. Plaintiff also takes into account the uncertain outcome and concomitant risks associated with litigating the Action, as well as the difficulties and delays inherent in derivative litigation generally. Plaintiff’s Counsel has carefully considered and evaluated, among other things, the interests of New Merck in resolving the Action with as little disruption to the corporation’s affairs as is consistent with securing relief, the relevant legal authorities, the evidence concerning the claims asserted against the Individual Defendants, the likelihood of prevailing on those claims, the likely ability to recover on any judgment, and the likely appeals and subsequent proceedings necessary if Plaintiff were to prevail against the Individual Defendants, and the benefits to New Merck of the proposed corporate governance change. Plaintiff’s Counsel considers, with the advice and concurrence of an accomplished corporate governance expert, that the requirement that the Research Committee of the Board of Directors, comprised of independent directors, be informed of delayed clinical trials provides a substantial benefit to the Company. Plaintiff’s Counsel has concluded that the proposed Settlement is fair, reasonable, adequate, and in the overall best interests of New Merck and its shareholders.

DEFENDANTS’ POSITION CONCERNING SETTLEMENT

32. The Individual Defendants have denied and continue to deny that they have any liability as a result of any or all of the allegations asserted in this action or that they engaged in any wrongdoing whatsoever. New Merck and the Individual Defendants are entering into the Settlement to eliminate the burden, distraction, expenses, and uncertainty of further litigation, and to undertake the change in corporate governance to benefit New Merck and its shareholders.

ATTORNEYS’ FEES AND EXPENSES

33. If the Court approves the terms of the Settlement, Plaintiff’s Counsel intends to apply to the Court for an award of attorneys’ fees and expenses in this Action in an amount not to exceed five million one hundred thousand dollars ($5,100,000.00) (the “Fee and Expense Amount”), and incentive fees to Plymouth and Local 38 in amounts not to exceed $5,500, and $4,500, respectively, which incentive fees shall be paid from, not in addition to, the Fee and Expense Amount. New Merck and the Individual Defendants have agreed not to oppose such an application that is not in excess of those amounts. New Merck has agreed that, if the Court approves the Fee and Expense Amount, New Merck shall pay or cause to be paid the attorneys’ fees and expenses awarded by the Court not in excess of the Fee and Expense Amount to Plaintiff’s Counsel no later than ten (10) business days following entry of the order by the Court making such award, subject to repayment with interest by Plaintiff’s Counsel should the award of attorneys’ fees and expenses be reduced, vacated, or reversed on appeal.

NOTICE OF FINAL HEARING ON THE PROPOSED SETTLEMENT

34. A final hearing will be held February 28, 2012, at 9:30 a.m. before the Honorable Dennis M. Cavanaugh in Courtroom 4 at the United States District Court for the District of New Jersey, 2 Federal Square, Newark, New Jersey 07101 (the “Fairness Hearing”). The purpose of the Fairness Hearing will be to: (i) determine whether to approve the settlement of the action on the terms set forth in the Stipulation, including dismissal of the action with prejudice and approval of the releases and bar order; (ii) determine the amount of fees and expenses to be awarded to Plaintiff’s Counsel; and (iii) rule upon any other matters related to this lawsuit that come before the Court.

35. The Court may adjourn the Fairness Hearing from time to time without any further notice to New Merck shareholders.

36. If, following the Fairness Hearing, the Court approves the Settlement as fair, reasonable, and adequate and in the best interests of New Merck, the parties will request that the Court enter a Final Order and Judgment: (i) approving the terms and conditions of the Settlement as fair, reasonable, and in the best interests of New Merck and its shareholders; (ii) authorizing and directing the effectuation of the Settlement in accordance with its terms and conditions; (iii) dismissing the lawsuit with prejudice; (iv) releasing the Released Parties from the Settled Claims; (v) permanently barring and enjoining any of the Releasing Parties from commencing or prosecuting any actions or other proceedings asserting any of the Settled Claims against any of the Released Parties.

37. The Court may finally approve the Settlement without modification or with such modification as may be agreeable to the parties to the Settlement, without further notice to New Merck’s shareholders.

THE RIGHT TO APPEAR AND OBJECT

38. Any current New Merck shareholder who was a New Merck shareholder as of December 21, 2011 who objects to the Settlement, the judgment to be entered thereon, or the award of attorneys’ fees and expenses to Plaintiff’s Counsel, or who otherwise wishes to be heard, may appear in person or by his or her attorney at the Fairness Hearing and present any evidence or argument that may be proper and relevant, provided, however, that any shareholder who wishes to object or be heard must follow the following procedures: The shareholder must, by no later than February 8, 2012, file with the Court a written objection, stating all supporting bases and reasons for the objection, including the identification of all witnesses, documents or other evidence that are to be presented at the Fairness Hearing in connection with the objection and a summary of the substance of the testimony to be given by any such witnesses, and submit documentary evidence of the shareholder’s continuous ownership of New Merck common stock since December 21, 2011. This submission should be addressed as follows:

Clerk of the Court

United States District Court for the District of New Jersey

Martin Luther King, Jr. Federal Building and U.S. Courthouse

50 Walnut Street

Newark, New Jersey 07101

and copies of such papers shall be sent at the same time by fax, by hand, or by overnight mail to the following:

William B. McGuire

Tompkins, McGuire, Wachenfeld & Barry LLP

Four Gateway Center

100 Mulberry Street

Newark, New Jersey 07102

Fax: (973) 623-7780

Daniel J. Kramer

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10024-6064

Fax: (212) 373-2758

Edward M. Spiro

Morvillo, Abramowitz, Grand, Iason, Anello & Bohrer, P.C.

565 Fifth Avenue

New York, NY 10017-2479

Fax: (212) 856-9494

Jamie Wine

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Fax: (212) 751-4864

Judy Scolnick

SCOTT+SCOTT LLP

500 Fifth Avenue, Floor 40

New York, NY 10110

Fax: (212) 223-6334

Carl C. Beckwith

Beckwith & Wolf LLP

1 Closter Commons, #181

Closter, New Jersey 07024

Fax: (201) 839-4558

39. Any New Merck shareholder who does not make his, her, or its objection in substantially the manner provided for in the preceding paragraph of this Notice shall be deemed to have waived such objection and shall forever be foreclosed from: (i) making any objections to the fairness, adequacy, or reasonableness of the Settlement, or (ii) making any objections to the fairness and reasonableness of the Plaintiff’s Counsel’s request for an award of attorneys’ fees, reimbursement of expenses, and incentive fees.

SCOPE OF THIS NOTICE AND FURTHER INFORMATION

40. The foregoing description of the lawsuit, the terms of the Settlement, the Fairness Hearing, and other matters described herein is only a summary. For the full details of the lawsuit and the terms and conditions of the Stipulation, New Merck’s shareholders are referred to the text of the Stipulation, the Court’s orders referred to herein, and to the pleadings and other papers filed and to be filed with the Court. These papers may be examined during regular business hours at the Office of the Clerk of the Court, United States District Court for the District of New Jersey, Martin Luther King, Jr. Federal Building and U.S. Courthouse, 50 Walnut Street, Newark, New Jersey 07101.

PLEASE DO NOT CONTACT THE COURT FOR INFORMATION

OR TELEPHONE THE COURT OR CLERK’S OFFICE

REGARDING THIS NOTICE

Questions may be directed to Plaintiff’s Counsel:

Judy Scolnick

SCOTT+SCOTT LLP

500 Fifth Avenue, Floor 40

New York, NY 10110

(212) 223-6444

Carl C. Beckwith

Beckwith & Wolf LLP

1 Closter Commons, #181

Closter, New Jersey 07024

(201) 338-2833

Dated: January 10, 2012

BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY

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